EXHIBIT 24.0

Power of Attorney

The directors of Heritage Financial Corporation (the “Company”) whose signatures appear below, hereby appoint Donald V. Rhodes as their attorney to sign, in their name and behalf and in any and all capacities stated below, the Company’s Annual Report on Form 10-K pursuant to Section 13 of the Securities Exchange Act of 1934, and likewise to sign any and all amendments and other documents relating thereto as shall be necessary, and such persons hereby granting to each such attorney power to act with or without the other and full power of substitution and revocation and hereby ratifying all of that any such attorney or his substitute may do by virtue hereof.

This Power of Attorney has been signed by the following persons in the capacities indicated on the 26th day of February 2003.

Signature	Title

/S/ LYNN M. BRUNTON Lynn M. Brunton	Director

/S/ BRIAN CHARNESKI Brian Charneski	Director

/S/ PETER FLUETSCH Peter Fluetsch	Director

/S/ DARYL D. JENSEN Daryl D. Jensen	Director

/S/ MELVIN R. LEWIS Melvin R. Lewis	Director

/S/ JEFFREY LYON Jeffrey Lyon	Director

/S/ H. EDWARD ODEGARD H. Edward Odegard	Director

/S/ JAMES P. SENNA James P. Senna	Director

/S/ BRIAN L. VANCE Brian L. Vance	Director

/S/ PHILIP S. WEIGAND Philip S. Weigand	Director